EXHIBIT (a)(1)(B)

SMARTVIDEO TECHNOLOGIES, INC.

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OFFER TO AMEND AND EXCHANGE

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THE OFFER EXPIRES AT
MIDNIGHT, EASTERN TIME, ON APRIL 6, 2007
UNLESS WE EXTEND THE OFFER

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SmartVideo Technologies, Inc. is referred to in this Offer to Amend and Exchange as “we” or “us” and eligible holders of outstanding warrants are referred to in this Offer to Amend and Exchange as “you.”

We are offering to you the opportunity to voluntarily amend any or all of your warrants. The amendments do two things: first, they allow you to exercise your warrants for a significantly reduced exercise price; and second, they allow you the right to pay the exercise either in cash or by tendering a specified number of warrants for each share of common stock being purchased. This is a one-time offer and the amendments are only valid during the period this Offer to Amend and Exchange remains open. That means your right to exercise your warrants at the reduced exercise price and by electing either the “cash” or “cashless” exercise method will terminate upon the expiration of this Offer to Amend and Exchange. The reduced price for which you may exercise your warrants, should you elect to accept this offer, will depend on: (i) the current exercise price applicable to your warrants and (ii) whether you elect to pay the exercise price in cash or by tendering warrants. We currently have outstanding warrants with exercise prices ranging from $0.75 per share to $6.50 per share. The reduced exercise prices offered by this Offer to Amend and Exchange for those electing to exercise for cash will range from $0.22 per share to $0.33 per share. The exchange ratio (i.e., the number of warrants that must be exchanged for one share of common stock) for those electing to exercise using the “cashless” exercise method will range from 3:1 to 141:1.

If you properly tender your outstanding warrants on or prior to April 6, 2007 and deliver the amended exercise price in one of the two methods described above, you will be issued shares of our common stock promptly following expiration of this Offer to Amend and Exchange.

We have provided to you along with this Offer to Amend and Exchange an election form that sets forth the text of the amendments we are offering to holders of our warrants and instructions for selecting the desired method of exercise and delivery of the applicable exercise price with respect to your warrants.

THE PROCEDURES FOR TENDERING YOUR WARRANTS FOR SHARES OF COMMON STOCK AT THE AMENDED EXERCISE PRICE IS SET FORTH IN QUESTIONS 1 THROUGH 16 OF THE SECTION ENTITLED “SUMMARY OF TERMS” AND IN THE SECTION ENTITLED “THE OFFER—PROCEDURES FOR TENDERING WARRANTS.”

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March 9, 2007

Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender your warrants or not. You must make your own decision whether or not to tender your warrants.

We are not making the offer to, nor will we accept any tender of warrants from or on behalf of, holders of warrants in any jurisdiction in which the offer or the acceptance of any tender of warrants would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of warrants in any such jurisdiction.

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SUMMARY OF TERMS

THE FOLLOWING SUMMARY OF TERMS CONTAINS THE MATERIAL TERMS OF THE OFFER. WE URGE YOU TO READ IT CAREFULLY. WE ALSO URGE YOU TO READ CAREFULLY THE REMAINDER OF THIS OFFER TO AMEND AND EXCHANGE BECAUSE IT CONTAINS ADDITIONAL IMPORTANT INFORMATION NOT CONTAINED IN THIS SUMMARY OF TERMS. WE HAVE INCLUDED REFERENCES TO THE RELEVANT SECTIONS ELSEWHERE IN THIS OFFER TO AMEND AND EXCHANGE WHERE YOU CAN FIND A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY OF TERMS.

IN ADDITION, WE URGE YOU TO REVIEW THE INFORMATION IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2006, AS THESE DOCUMENTS CONTAIN IMPORTANT FINANCIAL INFORMATION AND OTHER RELEVANT INFORMATION ABOUT US. ALL OF THESE DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM US OR FROM THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SEE SECTION 15 IN THIS OFFER TO AMEND AND EXCHANGE FOR ADDITIONAL INFORMATION ON WHERE AND HOW THESE DOCUMENTS CAN BE OBTAINED.

1. WHAT IS THE OFFER?

We are offering to holders of all of our currently outstanding classes of warrants (except that warrant class having an exercise price of $1.40 which remain subject to certain performance-related milestones) the opportunity to voluntarily amend any or all of their warrants. These warrants, which have exercise prices ranging from $0.75 to $6.50 per share, respectively, were issued in a number of series over the last several years.

Some of our outstanding warrant classes only allow the holder to pay the applicable exercise price in cash. Other warrant classes also permit the holders, in certain circumstances, to pay the warrant exercise price by tendering warrants having a fair market value on the date of exercise equal to the exercise price (this is commonly known as a “cashless exercise”). Regardless of the provisions currently controlling the manner in which holders may exercise warrants, we are offering all holders of warrants the right to exercise using either cash or by tendering warrants. The applicable cash exercise price and the number of warrants that must be tendered in order to receive one share of our common stock will depend on the current exercise price applicable to the warrant. Holders may elect either method or a combination of both methods of exercise.

The table below indicates, by class of warrant (which is determined by current exercise price), the reduced exercise prices at which holders of our warrants may exercise these warrants during the term of this Offer to Amend and Exchange. The price will depend on whether the holder elects to exercise its warrants by delivering a cash payment or by tendering a specified number of warrants for each share of common stock purchased under the warrants.

Class of Warrant (determined by Exercise Price)	Reduced Exercise Price for one share of common stock (Cash Exercise)	Number of Warrants required to be exchanged for one share of common stock (Cashless Exercise)

$6.50	$0.33	141
$5.50	$0.33	94
$5.00	$0.33	75
$4.30	$0.33	54
$3.50	$0.33	42
$2.50	$0.30	10
$2.10	$0.28	7
$2.00	$0.31	15
$1.50	$0.29	9
$1.25	$0.25	4
$1.00	$0.26	5
$0.75	$0.22	3

If you properly tender your outstanding warrants on or prior to April 6, 2007 and deliver the amended exercise price in one of the two methods (or a combination) described above, you will be issued shares of our common stock promptly following expiration of this Offer to Amend and Exchange.

Please see Section 1 in this Offer to Amend and Exchange for additional information.

2. WHY ARE WE MAKING THE OFFER?

We have a significant number of shares of common stock subject to outstanding warrants. The dilutive effect of our outstanding warrants has made it difficult to attract new financing which is needed to fund operating expenses and grow our business. We are currently in negotiations with potential strategic partners regarding a strategic investment in a range of $2–$5 million. We do not have a commitment from any of these potential investors with respect to any funding. We have been advised, however, that no strategic investment will be made unless we first take steps to reduce the number of outstanding warrants. This Offer to Amend and Exchange is intended to comply with the requirements imposed by these strategic investors. There is no guarantee, however, that we will successfully complete any transaction with any strategic investor even if we have sufficient responses from our warrantholders in this Offer to Amend and Exchange. In addition, by offering warrantholders the opportunity to exercise their outstanding warrants for an exercise price less than the price at which our stock is currently trading and for an exercise price that is significantly less than the exercise price required by their existing warrant agreements, we hope to encourage holders to exercise their warrants immediately so that we can consummate a needed strategic investment to be used, among other things, for general corporate purposes.

Please see Section 1 in this Offer to Amend and Exchange for additional information.

3. IS THE OFFER CONDITIONED ON THE OCCURRENCE OR NON-OCCURRENCE OF ANY EVENTS?

The offer is not conditioned on a minimum number of warrants being tendered. However, the offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the offer. Once the offer has expired, the conditions will no longer apply. The events include, among other things:

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a lawsuit challenging the offer; or

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a third-party tender offer for our common stock or other acquisition proposal.

Please see Section 7 in this Offer to Amend and Exchange for additional information.

4. ARE YOU OBLIGATED TO PARTICIPATE IN THE OFFER? IF YOU CHOOSE NOT TO PARTICIPATE, DO YOU HAVE TO DO ANYTHING?

No. You do not have to participate in the offer, and there will be no repercussions if you choose not to participate in the offer. Again, it is entirely up to you, and we cannot advise you of what action you should take.

If you decide not to participate in the offer, you do not need to do anything, and your warrants will remain outstanding on their current terms until they expire or are exercised on their current terms.

Please see Section 4 in this Offer to Amend and Exchange for additional information.

5. WHAT DO WE AND OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS THINK OF THE OFFER?

Although our Board of Directors has approved the making of the offer, neither we, our management nor our Board of Directors makes any recommendation as to whether you should participate or not participate in the offer. You should not consider the Board’s approval to be a recommendation as to whether you should participate or not participate in the offer. You must make your own decision whether to participate in the offer and tender your warrants.

Glenn Singer, a member of our Board of Directors, owns warrants to purchase an aggregate of 2,720,000 shares of our common stock as follows: 2,560,000 warrants with an exercise price of $1.25 per share, and 160,000 warrants with an exercise price of $2.50 per share. These warrants represent 7.95% of the 34,210,149 outstanding warrants subject to this offer. Mr. Singer has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

John Abdo, a member of our Board of Directors, owns warrants to purchase an aggregate of 480,000 shares of our common stock, all of which have an exercise price of $2.50 per share. These warrants represent 1.40% of the 34,210,149 outstanding warrants subject to this offer. Mr. Abdo has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

Michael Criden, a member of our Board of Directors, owns warrants to purchase an aggregate of 1,899,998 shares of our common stock, all of which have an exercise price of $1.25 per share. These warrants represent 5.55% of the 34,210,149 outstanding warrants subject to this offer. Mr. Criden has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

Justin Stanley, a member of our Board of Directors, owns warrants to purchase an aggregate of 105,928 shares of our common stock as follows: 25,928 warrants with an exercise price of $0.75 per share, and 80,000 warrants with an exercise price of $2.50 per share. These warrants represent 0.31% of the 34,210,149 outstanding warrants subject to this offer. Mr. Stanley has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

William Loughman, our Chief Financial Officer, owns warrants to purchase an aggregate of 40,000 shares of our common stock, all of which have an exercise price of $2.50 per share. These warrants represent 0.12% of the 34,210,149 outstanding warrants subject to this offer. Mr. Loughman has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

Please see Section 1 in this Offer to Amend and Exchange for additional information.

6. WHAT ARE THE KEY DATES OF THE OFFER?

Date	Event
March 9, 2007	Commencement of the offer
April 6, 2007 (at midnight, Eastern Time)	Expiration of the offer (unless extended by us)
Promptly after the expiration of the offer	Issuance of common stock pursuant to validly tendered warrants together with payment of the amended exercise price applicable to tendered warrants

Although we do not currently intend to do so, we may, at our discretion, extend the offer at any time. If we extend the offer, we will continue to accept properly completed Election Forms and Withdrawal Forms until the new expiration date. We may also cancel the offer upon certain events.

Please see Sections 5 and 6 in this Offer to Amend and Exchange for additional information.

7. WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

All of our holders of currently outstanding warrant classes (except that warrant class having an exercise price of $1.40 which remain subject to certain performance-related milestones) are eligible to participate in the offer. Those who have previously exercised their warrants are not eligible to participate in the offer.

Please see Section 2 in this Offer to Amend and Exchange for additional information.

8. WHAT ARE THE KEY DIFFERENCES BETWEEN YOUR WARRANTS CURRENTLY AND THE AMENDMENTS BEING OFFERED?

The only differences between your current warrants and the amendments being offered relate to the applicable exercise price and manner in which the exercise price may be paid.

Some of our outstanding warrant classes only allow the holder to pay the applicable exercise price in cash. Other warrant classes also permit the holders, in certain circumstances, to pay the warrant exercise price by tendering warrants having a fair market value on the date of exercise equal to the exercise price (this is commonly known as a “cashless exercise”). Regardless of the provisions currently controlling the manner in which holders may exercise warrants, this Offer to Amend and Exchange will permit all holders to exercise their warrants for cash, by tendering a specified number of warrants in exchange for one share of common stock, or a combination of these two methods of exercise.

The following table identifies, by warrant class, the applicable cash exercise price and/or the number of warrants that must be tendered (if the holder desires to use the cashless exercise method of payment) in order to receive one share of common stock.

Class of Warrant (determined by Exercise Price)	Reduced Exercise Price for one share of common stock (Cash Exercise)	Number of Warrants required to be exchanged for one share of common stock (Cashless Exercise)

$6.50	$0.33	141
$5.50	$0.33	94
$5.00	$0.33	75
$4.30	$0.33	54
$3.50	$0.33	42
$2.50	$0.30	10
$2.10	$0.28	7
$2.00	$0.31	15
$1.50	$0.29	9
$1.25	$0.25	4
$1.00	$0.26	5
$0.75	$0.22	3

Please see Section 9 in this Offer to Amend and Exchange for additional information.

9. WHAT WILL HAPPEN AS OF THE EXPIRATION OF THE OFFER?

As of the expiration of the offer, the warrants you validly tendered (provided you also deliver the required exercise price by one of the two available methods) will be amended and considered exercised at the reduced exercise price. Promptly following expiration of our offer, you will receive certificates representing the shares of common stock for which your warrants were exercised.

Please see Sections 3, 5 and 9 in this Offer to Amend and Exchange for additional information.

10. IF YOU CHOOSE TO TENDER YOUR WARRANTS, DO YOU HAVE TO TENDER ALL OF YOUR WARRANTS OR CAN YOU JUST TENDER SOME OF THEM?

You are not required to tender all of your warrants. If you tender less than all of your warrants, the remaining warrants not tendered will remain outstanding until they expire by their current terms or are exercised.

Please see Section 3 in this Offer to Amend and Exchange for additional information.

11. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED AND, IF SO, HOW WILL YOU BE NOTIFIED IF IT IS EXTENDED?

The offer is scheduled to expire at midnight, Eastern Time, on April 6, 2007. Although we do not currently intend to do so, we may, at our discretion, extend the offer at any time. If the offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Eastern Time, on the business day immediately following the previously scheduled expiration date of the offer.

Please see Sections 5 and 6 in this Offer to Amend and Exchange for additional information.

12. WILL THE SHARES OF STOCK UNDERLYING THE AMENDED WARRANTS BE ELIGIBLE FOR RESALE WITHOUT RESTRICTION?

Yes. Your warrants were sold to you in a private placement. However, pursuant to commitments made to you, your resale of the shares of common stock underlying your warrants was registered under the Securities Act of 1933, or the Securities Act, and amending your warrants to allow you to exercise them prior to the expiration of our offer at the reduced exercise price will not affect the registration. Upon exercise of the amended warrants, all of the shares of common stock underlying the amended warrants may be resold by you pursuant to the registration statement that relates to the original warrants.

The resale of shares of common stock underlying the outstanding warrants subject to this Offer to Amend and Exchange were registered for resale under one of the following registration statements:

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Our Registration Statement on Form SB-2, originally filed with the SEC on May 13, 2005, Registration Number 333-124918;

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Our Registration Statement on Form S-1, originally filed with the SEC on February 3, 2006, Registration Number 333-131532;

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Our Registration Statement on Form S-1, originally filed with the SEC on June 30, 2006, Registration Number 333-135532; and

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Our Registration Statement on Form S-1, originally filed with the SEC on August 31 2006, Registration Number 333-137034.

Please see also “Certain Risks of Participating in the Offer” and Section 3 in this Offer to Amend and Exchange for additional information.

13. WHAT ARE THE TAX CONSEQUENCES OF YOU TENDERING YOUR WARRANTS PURSUANT TO THE OFFER?

As discussed under the heading “Certain Material United States Federal Income Tax Consequences,” you should not be required to recognize income for U.S. federal income tax purposes on the amendment of your warrants.

You should consult with your own personal advisors as to the tax consequences of your participation in the offer. Tax consequences may vary depending on your individual circumstances.

Please see Section 13 in this Offer to Amend and Exchange for additional information.

14. WHAT SHOULD YOU DO TO TENDER YOUR WARRANTS?

If you decide to tender your warrants, you must properly deliver to us, by midnight, Eastern Time, on April 6, 2007 (or such later date and time as we may extend the expiration of the offer):

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a properly completed and executed Election Form (which contains the text of the amendments we are offering in this Offer to Amend and Exchange and instructions relating to the two exercise methods available to you);

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your warrants; and

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if you elect to exercise your warrants for cash, a check representing good funds payable to “SmartVideo Technologies, Inc.” in an amount equal to the number of warrants being exercised multiplied by the applicable cash exercise price.

This is a one-time offer, and we will not accept late tenders under any circumstances. We reserve the right to reject any or all tenders that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we presently expect that promptly after the expiration of the offer, we will issue certificates representing the shares of common stock for which your warrants are tendered pursuant to the offer. Please note that delivery of your Election Form by facsimile will not be accepted.

Please see Section 4 in this Offer to Amend and Exchange for additional information.

15. CAN YOU WITHDRAW YOUR PREVIOUSLY TENDERED WARRANTS?

Yes. To withdraw your tendered warrants, you must properly complete, sign and date the Withdrawal Form included with this Offer to Amend and Exchange and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than midnight, Eastern Time, on April 6, 2007, the expiration of the offer (or such later date and time if we extend the offer). Withdrawal Forms should be sent to us at: SmartVideo Technologies, Inc., Attn: Ron Warren, 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096. Please note that delivery of your Withdrawal Form by facsimile will not be accepted.

Once you have withdrawn your tendered warrants, you may retender your warrants only by again following the delivery procedures described in this Offer to Amend and Exchange before the expiration of the offer.

Please see Section 4 in this Offer to Amend and Exchange for additional information.

16. WHO CAN YOU TALK TO IF YOU HAVE QUESTIONS ABOUT THE OFFER?

Any questions concerning the offer, this Offer to Amend and Exchange or any other document accompanying or referred to in this Offer to Amend and Exchange, or to request additional copies of any such documents may be directed to Ron Warren, Vice President – Investor Relations at SmartVideo Technologies, 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096, or by telephone at (770) 279-3100. We cannot and will not provide you any advice regarding your decision whether to tender your warrants.

Please see Sections 10 and 15 in this Offer to Amend and Exchange for additional information.

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all other information contained in this Offer to Amend and Exchange before deciding to amended and exchange your warrants. If any of the following risks actually occur, our business, financial condition or operating results may be harmed. In that case, the trading price of our common stock may decline, and you may lose part or all of your investment.

Risks Related to Our Business

Our independent auditor’s report contained a going concern qualifier and we continue to experience losses from operations.

The report of our independent registered public accounting firm for the fiscal year ended December 31, 2005 contains an explanatory paragraph which states that we have suffered recurring losses from operations and a working capital deficiency that raise substantial doubt about our ability to continue as a going concern. We have incurred substantial net losses of $3,859,141, $6,792,930 and $19,740,274 for the years ended December 31, 2003, 2004 and 2005, respectively. At December 31, 2005, we had an accumulated deficit of $39,953,756 and a working capital deficit of $2,653,622.

As of and for the nine months ended September 30, 2006, we had an accumulated deficit of $53,698,751, a net loss of $13,744,955 and cash flows used in operations of $7,894,368. Our ability to continue our operations is contingent upon obtaining additional financing and attaining profitable operations.

We used the proceeds received from private placements conducted in March, November and December 2005 for the acquisition of programming rights, marketing and sales initiatives, and further improvements to our technology, as well as to increase staffing levels to support these marketing and technology efforts, all of which will adversely affect operating results until revenues from sales of our services reach a level at which operating costs can be supported. In our efforts to strengthen our marketing and sales initiatives of the distribution of our services, it is critical that we obtain distribution partners in order to begin generating revenues.

Cash flows generated from operating activities during the nine months ended September 30, 2006 were not sufficient to offset our operating expenditures. Notwithstanding, certain forward-looking statements made during the Company’s last annual meeting of shareholders and set forth in a Company press release, based on the current information available regarding our proposed plans and assumptions relating to operations, we anticipate that the net proceeds from our most recent financing, together with projected cash flow from operations, will not be sufficient to meet our cash requirements for working capital and capital expenditures beyond the second quarter of 2007. As a result, it will be necessary for us to secure additional financing to support our operations. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or not available on acceptable terms, the Company will be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

We have a limited operating history and insufficient revenue to generate positive cash flows from our operations.

We formally launched our Internet based products and services in 2003. To date, we have earned only minimal revenue from these services and the revenue is presently insufficient to generate positive cash flows from our operations. Additionally, the income potential of our business and from our markets is unproven. Because of the emerging nature of the mobile entertainment industry, our executives have limited experience in it. As a young company operating in an emerging market, we face risks and uncertainties relating to our ability to implement our business plan successfully. Our future revenues and success depend significantly upon acceptance of our mobile entertainment services and the mobile entertainment industry as a whole. Our future revenues and success also depend on the development of revenue growth from our services. Our ability to successfully introduce new services and the expected benefits to be obtained from these new services may be adversely affected by a number of factors, such as unforeseen costs and expenses, technological changes, economic downturns, and competitive factors or other events beyond our control. We incurred operating losses in fiscal 2006, expect to do so in fiscal 2007 and cannot be assured that we will successfully market any services, or operate profitably in the future.

Our quarterly financial results will continue to fluctuate making it difficult to forecast our operating results.

Our quarterly operating results have fluctuated in the past and we expect our revenues and operating results may vary significantly from quarter-to-quarter due to a number of factors, many of which are beyond our control, including:

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variability in demand and usage for our product and services;

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market acceptance of new and existing services offered by us, our competitors and potential competitors; and

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governmental regulations affecting the use of the Internet, including regulations concerning intellectual property rights and security features.

Our current and future levels of expenditures are based primarily on our growth plans and estimates of expected future revenues. Such expenditures are primarily fixed in the short-term and our sales cycle can be lengthy. Accordingly, we may not be able to adjust spending or generate new revenue sources timely to compensate for any shortfall in revenues. If our operating results fall below the expectation of investors, our stock price will likely decline significantly. In addition, potential fluctuations in our operating results could lead to fluctuations in the market price for our common stock.

Since we expect to continue incurring net losses, we may not be able to implement our business strategy and the price of our stock may decline.

As of and for the nine months ended September 30, 2006, we had an accumulated deficit of approximately $53,698,751. We have incurred net losses from inception through September 30, 2006, and we expect to continue to incur net losses for the foreseeable future.

Accordingly, our ability to operate our business and implement our business strategy may be hampered by negative cash flows in the future, and the value of our stock may decline as a result. Our capital requirements may vary materially from those currently planned if, for example, we incur unforeseen capital expenditures or unforeseen operating expenses or make investments to maintain our competitive position. If this is the case, we may have to delay or abandon some or all of our development plans or otherwise forego market opportunities. We will need to generate significant additional revenues to be profitable in the future and we may not generate sufficient revenues to be profitable on either a quarterly or annual basis in the future. To address the risks and uncertainties facing our business strategy, we must, among other things:

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achieve broad customer adoption and acceptance of our products and services;

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successfully raise additional capital in the future;

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successfully integrate, leverage and expand our sales force;

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successfully scale our current operations;

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implement and execute our business and marketing strategies;

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address intellectual property rights issues that affect our business;

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develop and maintain strategic relationships to enhance the development and marketing of our existing and future products and services; and

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respond to competitive developments in the mobile entertainment services industry.

We may not be successful in achieving any or all of these business objectives in a cost-effective manner, if at all, and the failure to achieve these could have a serious adverse impact on our business, results of operations and financial position. Each of these objectives may require significant additional expenditures on our part. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Our failure to respond to rapid changes in technology and its applications and intense competition in the mobile entertainment services industry and related products could make our services obsolete.

The mobile entertainment services industry is subject to rapid and substantial technological development and product innovations. To be successful, we must respond to new developments in technology, new applications of existing technology and new treatment methods. Our response may be stymied if we require, but cannot secure, rights to essential third-party intellectual property. We compete against numerous companies offering alternative systems to ours, some of which have greater financial, marketing and technical resources to utilize in pursuing technological development. Our financial condition and operating results could be adversely affected if our mobile entertainment services fail to compete favorably with these technological developments, or if we fail to respond in a timely and effective manner to competitors’ new services or price strategies.

Our success is dependent on the performance and retention of our executive officers and key employees.

Our business and operations are substantially dependent on the performance of our executive officers and key employees, including David Ross, William Loughman, Tony Novia, Tom Parrish, Scott Hughes and Ronald A. Warren, all of whom have worked together for only a relatively short period of time. We do not maintain “key person” life insurance on any of our executive officers. The loss of one or several executives could seriously harm our business. Any reorganization or reduction in the size of our employee base could harm our ability to attract and retain other valuable employees critical to the success of our business.

Our mobile entertainment services and any of our future services may fail to gain market acceptance, which would adversely affect our competitive position.

We have not conducted any independent studies with regard to the feasibility of our proposed business plan, present and future business prospects and capital requirements. We have generated limited commercial distribution for our mobile entertainment services. Our services may fail to gain market acceptance and our infrastructure to enable such expansion is still limited. Even if adequate financing is available and our services are ready for market, we cannot be certain that our services will find sufficient acceptance in the marketplace to fulfill our long and short-term goals. Failure of our services to achieve market acceptance would have a material adverse effect on our business, financial condition and results of operations.

We depend on a limited number of customers and distribution channels for a majority of our revenues so the loss of, or delay in payment from, one or a small number of customers or distribution channel partners could have a significant impact on our revenues and operating results.

For the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005, we derived a substantial portion of our revenues from two customers accounting for 13% and 28% of our revenues, respectively. During 2005, we experienced a shift from a business-to-business model to a subscription-based model reducing much of our reliance on revenues from related parties. We are in the process of developing relationships with distribution channel partners to increase the size of our customer base. We cannot successfully accomplish our business objectives by relying solely on our existing customer base. If we are unsuccessful in increasing and broadening our customer base, our ability to maintain and grow our business will suffer.

Average selling prices of our products and services may decrease, which may harm our gross margins.

The average selling prices of our products and services may be lower than expected as a result of competitive pricing pressures and promotional programs. We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles. We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

We may face third-party intellectual property infringement claims and other related claims that could severely impact our business.

We may be alleged to be liable to third-parties for certain legal matters relating to video, music, software, and other content that we encode, distribute, or make available to our customers if, among other things:

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the content or the performance of our services is alleged to violate third-party copyright, trademark, or other intellectual property rights;

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our customers violate the intellectual property rights of others by providing certain content to us or by having us perform certain digital media services; or

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content that we encode or otherwise handle for our customers is deemed obscene, indecent, or defamatory.

Any alleged liability could damage our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to awards of damages and costs and diverting management’s attention, all of which could have an adverse effect on our business, results of operations and financial condition. Our customers generally agree to hold us harmless from claims arising from their failure to have the right to encode or distribute multimedia software and other content given to us for that purpose. However, in some cases we may not be able to obtain such agreements or customers may contest this responsibility or not have sufficient resources to defend claims. In addition, we have limited insurance coverage for claims of this nature and may not be able to cover losses above our insurance coverage limits.

Because we host, stream and deploy audio and video content on or from our websites for customers and provide services related to digital media content, we face potential alleged liability for negligence, infringement of copyright, patent, or trademark rights, defamation, indecency and other claims based on the nature and content of the materials. Claims of this nature have been brought and sometimes successfully made, against content distributors. In addition, we could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties’ proprietary technology. Any imposition of liability or any alleged liability could harm our business.

We cannot be certain that third-parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. In addition, these risks are difficult to quantify in light of the continuously evolving nature of laws and regulations governing the Internet. Any claim relating to proprietary rights, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements, and we cannot be sure that we will have adequate insurance coverage or that royalty or licensing agreements will be made available on terms acceptable to us or at all.

We cannot be certain that we will be able to protect our intellectual property, which could harm our business.

Our intellectual property is critical to our business, and we seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third-parties, and invention assignment agreements with our employees and contractors. We cannot be certain that measures we take to protect our intellectual property will be successful or that third-parties will not develop alternative solutions that do not infringe upon our intellectual property.

Further, we plan to offer our mobile entertainment services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our inability to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third-parties could have a negative effect on our business, results of operations and financial condition.

We will rely on strategic relationships to promote our services and for access to licensed technology; if we fail to develop, maintain or enhance these relationships, our ability to serve our customers and develop new services and applications could be harmed.

Our ability to provide our services to users of multiple technologies and platforms depends significantly on our ability to develop, maintain or enhance our strategic relationships with wireless carriers, handset distributors, key streaming media technology companies and content providers. We will rely on these relationships for licensed technology and content. Obtaining comprehensive multimedia content licenses is challenging, as doing so may require us to obtain copyright licenses with various third-parties in the fragmented multimedia recording and publishing industries. These copyrights often address differing activities related to the delivery of digital media, including reproduction and performance, some of which may require separate licensing arrangements from various rights holders such as publishers, content providers, artists and record labels. The effort to obtain the necessary rights by such third-parties is often significant, and could disrupt, delay, or prevent us from executing our business plans. Because of the large number of potential parties from which we must obtain licenses, we may never be able to obtain a sufficient number of licenses to allow us to provide services that will meet our customers’ expectations.

Due to the evolving nature of our industry, we will need to develop additional relationships to adapt to changing technologies and standards and to work with newly emerging companies with whom we do not have pre-existing relationships. We cannot be certain that we will be successful in developing new relationships or that our partners will view these relationships as significant to their own business, or that our partners will continue their commitment to us in the future. If we are unable to maintain or enhance these relationships, we may have difficulty strengthening our technology development and increasing the adoption of our brand and services.

Competition may decrease our market share, revenues and gross margins.

We face intense and increasing competition in the multimedia broadcast market. If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for multimedia broadcast services, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

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service functionality, quality and performance;

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ease of use, reliability and security of services;

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establishing a significant base of customers and distribution partners;

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ability to introduce new services to the market in a timely manner;

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customer service and support; and

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pricing.

Although we do not currently compete against any one entity with respect to all aspects of multimedia broadcast products and services, there are various competitors that provide various products and services in the following categories:

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collaboration, which provides for document and application sharing as well as user interactivity,

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live video and streaming multimedia,

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hosted services,

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training, which provides e-learning applications, and

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on-premise software.

There are a number of companies, such as Verizon, Sprint and MobiTV, that provide outsourced digital media services. As the multimedia broadcast market continues to develop, we expect to see increased competition from traditional telecommunication service providers or resellers of those services. We also face competition from the in-house encoding services, streaming networks and content management systems and encoding services.

All of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors’ products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

Our industry is experiencing consolidation that may intensify competition.

The multimedia broadcast services industries are undergoing substantial change that has resulted in increasing consolidation and a proliferation of strategic transactions. Many companies in these industries have been going out of business or are being acquired by larger entities. As a result, we are increasingly competing with larger competitors that have substantially greater resources than we do. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic relationships could harm us in a number of ways. For example:

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competitors could acquire or enter into relationships with companies with which we have strategic relationships and discontinue our relationship, resulting in the loss of distribution opportunities for our products and services or the loss of certain enhancements or value-added features to our products and services;

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competitors could obtain exclusive access to desirable multimedia content and prevent that content from being available in certain formats, thus decreasing the use of our products and services to distribute and experience the content that audiences most desire, and hurting our ability to attract customers;

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a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

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other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content or which could dramatically change the market for our products and services.

Any of these results could put us at a competitive disadvantage that could cause us to lose customers, revenue and market share. They could also force us to expend greater resources to meet the competitive threat, which could also harm our operating results.

If we fail to enhance our existing services and product applications or develop and introduce new multimedia broadcast services, applications and features in a timely manner to meet changing customer requirements and emerging industry trends or standards, our ability to grow our business will suffer.

The market for multimedia broadcast service solutions is characterized by rapidly changing technologies and short product life cycles. These market characteristics are heightened by the emerging nature of the Internet and the continuing trend of companies from many industries to offer Internet-based applications and services. The widespread adoption of the new Internet, networking, streaming media, or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our operating practices or infrastructure. Our future success will depend in large part upon our ability to:

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identify and respond to emerging technological trends in the market;

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enhance our products by adding innovative features that differentiate our digital media services and applications from those of our competitors;

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acquire and license leading technologies;

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bring multimedia broadcast services and applications to market and scale our business on a timely basis at competitive prices; and

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respond effectively to new technological changes or new product announcements by others.

We will not be competitive unless we continually introduce new services and applications or enhancements to existing services and applications that meet evolving industry standards and customer needs. In the future, we may not be able to address effectively the compatibility and operability issues that arise as a result of technological changes and evolving industry standards. The technical innovations required for us to remain competitive are inherently complex, require long development schedules and are dependent in some cases on sole source suppliers. We will be required to continue to invest in research and development in order to attempt to maintain and enhance our existing technologies and products, but we may not have the funds available to do so. Even if we have sufficient funds, these investments may not serve the needs of customers or be compatible with changing technological requirements or standards. Most development expenses must be incurred before the technical feasibility or commercial viability of new or enhanced services and applications can be ascertained. Revenue from future services and applications or enhancements to services and applications may not be sufficient to recover the associated development costs.

The technology underlying our services and applications is complex and may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our services and applications.

The technology underlying our multimedia broadcast services and applications is complex and includes software that is internally developed and software licensed from third-parties. These software products may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We may not discover software defects that affect our current or new services and applications or enhancements until after they are sold. Furthermore, because our digital media services are designed to work in conjunction with various platforms and applications, we are susceptible to errors or defects in third-party applications that can result in a lower quality product for our customers. Because our customers depend on us for digital media management, any interruptions could:

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damage our reputation;

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cause our customers to initiate product liability suits against us;

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decrease our product development resources;

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cause us to lose revenues; and

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delay market acceptance of our digital media services and applications.

Our business will suffer if our systems fail or our third-party facilities become unavailable.

A reduction in the performance, reliability and availability of our systems and network infrastructure may harm our ability to distribute our products and services to our customers and other users, as well as harm our reputation and ability to attract and retain customers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by, outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. We may not have any redundancy in our Internet multimedia broadcasting facilities and therefore any damage or destruction to these would significantly harm our multimedia broadcasting business. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, “denial of service” attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Websites and network communications. This could lead to slower response times or system failures.

Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide access over the Internet to our product and service offerings. Many of these providers have experienced significant outages or interruptions in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of interruptions could continue or increase in the future.

Our digital distribution activities are managed by sophisticated software and computer systems. We must continually develop and update these systems. Over time as our business and business needs grow and change, these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services, customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Websites could be less attractive to such entities or individuals and our business could be harmed.

Significant portions of our business are dependent on providing customers with efficient and reliable services to enable customers to broadcast content to large audiences on a live or on-demand basis. Our operations are dependent in part upon transmission capacity provided by third-party telecommunications network providers. Any failure of such network providers to provide the capacity we require may result in a reduction in, or interruption of, service to our customers. If we do not have access to third-party transmission capacity, we could lose customers and, if we are unable to obtain such capacity on terms commercially acceptable to us our business and operating results could suffer.

Our computer and communications infrastructure is located at a single leased facility in Duluth, Georgia. We do not have fully redundant systems, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

Government regulation could adversely affect our business prospects.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal or obscene content, and retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of multimedia and other proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws are developed and are interpreted by the judicial system, they could have the effect of:

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increasing our costs due to new or changes in tax legislation;

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limiting the growth of the Internet;

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creating uncertainty in the marketplace that could reduce demand for our products and services;

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limiting our access to new markets which may include countries and technology platforms;

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increasing our cost of doing business;

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exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

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leading to increased product and applications development costs, or otherwise harming our business.

Specifically with respect to one aspect of copyright law, on October 28, 1998, the Digital Millennium Copyright Act (or “DMCA”) was enacted. The DMCA includes statutory licenses for the performance of sound recordings and for the making of recordings to facilitate transmissions. Under these statutory licenses, depending on our future business activities, we and our customers may be required to pay licensing fees in connection with digital sound recordings we deliver or our customers provide on their Website and through retransmissions of radio broadcasts and/or other audio content.

Because of this rapidly evolving and uncertain regulatory environment, both domestically and internationally, we cannot predict how existing or proposed laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing digital music. These laws and regulations could harm us by subjecting us to liability or forcing us to change our business.

Risk Related to this Offer to Amend and Exchange

Our stock price has been and continues to be volatile.

The market price for our common stock could fluctuate due to various factors. These factors include:

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announcements regarding developments in our business, acquisitions and financing transactions;

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announcements by us or our competitors of new contracts, technological innovations or new products;

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changes in government regulations;

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fluctuations in our quarterly and annual operating results; and

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general market conditions.

In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of our common stock.

We need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we will be unable to execute our business plan and current stockholders may experience significant dilution.

As of September 30, 2006, we had approximately $6,723,000 in cash. We anticipate, based upon our proposed plans and assumptions relating to operations that the net proceeds of approximately $9 million from the closing of our most recent financing in July 2006, together with revenues generated from operations, will not be sufficient to meet our cash requirements for working capital and capital expenditures beyond the second quarter of 2007. There can be no assurance that we will be able to obtain additional financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives or remain in operation. This could seriously harm our business, results of operations and financial condition.

If we do not secure substantial additional funding to meet our capital needs through the incurrence of debt, we may have to issue additional shares of common stock or other securities convertible into shares of our common stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced and these securities may have rights and preferences superior to that of our current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

THE OFFER

1. Purpose of the Offer

We are offering to holders of all of our currently outstanding classes of warrants (except that warrant class having an exercise price of $1.40 which remain subject to certain performance-related milestones) the opportunity to voluntarily amend any or all of their warrants. These warrants, which have exercise prices ranging from $0.75 to $6.50 per share, respectively, were issued in a number of transactions as follows:

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In October and November 2003, warrants to purchase an aggregate of 188,000 shares of common stock at an exercise price of $2.50 per share were issued to two consultants for services rendered on our behalf;

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In November 2004, warrants to purchase shares of common stock were issued to a consultant for services rendered on our behalf as follows: warrants to purchase an aggregate of 534,783 shares of common stock at an exercise price of $1.50 per share; warrants to purchase an aggregate of 534,783 shares of common stock at an exercise price of $2.00 per share; and warrants to purchase an aggregate of 1,739,130 shares of common stock at an exercise price of $1.00 per share;

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In December 2004, warrants to purchase an aggregate of 167,172 shares of common stock at an exercise price of $3.50 per share were issued to 18 accredited investors in a private placement;

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In March 2005, warrants to purchase shares of common stock were issued to a consultant for services rendered on our behalf as follows: warrants to purchase 150,000 shares at an exercise price of $4.30 per share; warrants to purchase 275,000 shares at an exercise price of $5.00 per share; warrants to purchase 375,000 shares at an exercise price of $5.50 per share; and warrants to purchase 450,000 shares at an exercise price of $6.50 per share;

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In March 2005, warrants to purchase an aggregate of 1,608,290 shares of common stock at an exercise price of $3.50 per share (and subsequently repriced to the current $0.75 per share exercise price) were issued to 30 accredited investors in a private placement;

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From September 2005 through February 2006, warrants to purchase an aggregate of 20,617,991 shares of common stock at exercise prices of $1.75 and $2.00 per share (and subsequently repriced to the current $1.25 per share exercise price) were issued to 60 accredited investors in a private placement;

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In February 2006, warrants to purchase an aggregate of 370,000 shares of common stock at an exercise price of $2.10 per share were issued to two consultants for services rendered on our behalf;

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In July 2006, warrants to purchase an aggregate of 7,200,000 shares of common stock at an exercise price of $2.50 per share were issued to 74 accredited investors in a private placement;

Some of our outstanding warrant classes only allow the holder to pay the applicable exercise price in cash. Other warrant classes also permit the holders, in certain circumstances, to pay the warrant exercise price by tendering warrants having a fair market value on the date of exercise equal to the exercise price (a “cashless exercise”).

The following table identifies the current provisions relating to exercise under current agreements (along with the number of underlying shares of common stock that are subject to outstanding warrants by class):

Outstanding Warrants (Class Determined by Exercise Price)	Number of Shares of Common Stock Underlying Outstanding Warrants	Current Method of Exercising

$6.50	450,000	Requires exercise for cash but permits use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

Outstanding Warrants (Class Determined by Exercise Price)	Number of Shares of Common Stock Underlying Outstanding Warrants	Current Method of Exercising

$5.50	375,000	Requires exercise for cash but permits use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

$5.00	275,000	Requires exercise for cash but permits use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

$4.30	150,000	Requires exercise for cash but permits use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

$3.50	167,172	Requires exercise for cash but permit use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

$2.50	7,388,000	Varies by form of agreement.

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Some warrant agreements require exercise for cash but permit use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

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Other agreements require exercise for cash only.

$2.10	370,000	Requires exercise for cash only.

$2.00	534,783	Permits exercise for cash or by using cashless exercise procedure.

$1.50	534,783	Permits exercise for cash or by using cashless exercise procedure.

Outstanding Warrants (Class Determined by Exercise Price)	Number of Shares of Common Stock Underlying Outstanding Warrants	Current Method of Exercising

$1.25	20,617,991	Varies by form of agreement.

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Some warrant agreements require exercise for cash but permit use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

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Other agreements require exercise for cash only.

$1.00	1,739,130	Permits exercise for cash or by using cashless exercise procedure.

$0.75	1,608,290	Requires exercise for cash but permit use of cashless exercise procedures in the event a registration statement is not available for resale of underlying shares at the time of exercise.

Regardless of the provisions currently controlling the manner in which holders may exercise warrants, we are offering all holders of warrants the right to exercise using either cash or by tendering warrants. The applicable cash exercise price and the number of warrants that must be tendered in order to receive one share of our common stock will depend on the current exercise price applicable to the warrant. The following table identifies, by warrant class, the reduced cash exercise price and the number of warrants that must be tendered (if the holder desires to use the cashless exercise method of payment) for one share of common stock that we are offering to our warrantholders:

Class of Warrant (determined by Exercise Price)	Reduced Exercise Price for one share of common stock (Cash Exercise)	Number of Warrants required to be exchanged for one share of common stock (Cashless Exercise)

$6.50	$0.33	141
$5.50	$0.33	94
$5.00	$0.33	75
$4.30	$0.33	54
$3.50	$0.33	42
$2.50	$0.30	10
$2.10	$0.28	7
$2.00	$0.31	15
$1.50	$0.29	9
$1.25	$0.25	4
$1.00	$0.26	5
$0.75	$0.22	3

If you properly tender your outstanding warrants on or prior to April 6, 2007 and deliver the amended exercise price in one of the two methods described above, you will be issued shares of our common stock promptly following expiration of this Offer to Amend and Exchange.

As noted in the tables above, we have a significant number of shares of common stock subject to outstanding warrants. The dilutive effect of our outstanding warrants has made it difficult to attract new financing which is needed to fund operating expenses and grow our business. We are currently in negotiations with potential strategic partners regarding a strategic investment in a range of $2–$5 million. We do not have a commitment from any of these potential investors with respect to any funding. We have been advised, however, that no strategic investment will be made unless we first take steps to reduce the number of outstanding warrants. This Offer to Amend and Exchange is intended to comply with the requirements imposed by these strategic investors. There is no guarantee, however, that we will successfully complete any transaction with any strategic investor even if we have sufficient responses from our warrantholders in this Offer to Amend and Exchange.

In addition, by offering warrantholders the opportunity to exercise their outstanding warrants for an exercise price less than the price at which our stock is currently trading and for an exercise price that is significantly less than the exercise price required by their existing warrant agreements, we hope to encourage holders to exercise their warrants immediately so that we can consummate a needed strategic investment to be used, among other things, for general corporate purposes.

In determining what exercise price was appropriate to offer to our various warrantholders, management and an outside consulting firm, Adams Capital, Inc., undertook a valuation of the various classes of outstanding warrants. Taking into account the current trading price of our common stock on the date the valuation was undertaken, the exercise price applicable to the class and the length of time remaining before the particular warrant would expire under its terms, a warrant value was assigned to each warrant class. Warrants having a shorter term prior to expiration resulted in a smaller warrant value and higher conversion ratio. Conversely, warrants having a longer term prior to expiration resulted in a higher warrant value and lower conversion ratio. Once the warrant value was established, the reduced cash exercise price was determined by subtracting the warrant value from a discounted common stock price of $0.34 (a 20% discount to the average $0.42 trading price of our common stock for the period February 12 through February 23, 2007, the date the valuation was completed).

The following table reflects the warrant values assigned to each class on a weighted average basis:

Class of Warrant (determined by Exercise Price)	Weighted Average Warrant Value	Class of Warrant (determined by Exercise Price)	Weighted Average Warrant Value

$6.50	$0.0030	$2.10	$0.0533
$5.50	$0.0044	$2.00	$0.0268
$5.00	$0.0055	$1.50	$0.0430
$4.30	$0.0077	$1.25	$0.0858
$3.50	$0.0098	$1.00	$0.0757
$2.50	$0.0388	$0.75	$0.1170

This is a unique, one-time offer, and you should take this into account in deciding whether to participate and tender your outstanding warrants pursuant to the offer.

Although our Board of Directors has approved the offer, neither we, our management nor our Board of Directors makes any recommendation as to whether you should tender your warrants or not. You should not consider that approval to be a recommendation as to whether you should participate or not participate in the offer. You must make your own decision whether to participate in the offer and tender your warrants for amendment. Please see “Certain Risks of Participating in the Offer” in this Offer to Amend and Exchange for additional information.

2. Eligibility

We are making the offer to holders of all of our currently outstanding classes of warrants (except that warrant class having an exercise price of $1.40 which remain subject to certain performance-related milestones). As of March 9, 2007, we had an aggregate of 35,010,149 shares of our common stock subject to outstanding warrants. Of those outstanding, holders of warrants to purchase an aggregate of 34,210,149 shares of our common stock, or 97.7% of all outstanding warrants, will be eligible to participate in this Offer to Amend and Exchange as follows:

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one investor currently holds warrants to purchase an aggregate of 450,000 shares of common stock at an exercise price of $6.50 per share;

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one investor currently holds warrants to purchase an aggregate of 375,000 shares of common stock at an exercise price of $5.50 per share;

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one investor currently holds warrants to purchase an aggregate of 275,000 shares of common stock at an exercise price of $5.00 per share;

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one investor currently holds warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $4.30 per share;

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18 investors currently hold warrants to purchase an aggregate of 167,172 shares of common stock at an exercise price of $3.50 per share;

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74 investors currently hold warrants to purchase an aggregate of 7,388,000 shares of common stock at an exercise price of $2.50 per share;

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two investors currently hold warrants to purchase an aggregate of 370,000 shares of common stock at an exercise price of $2.10 per share;

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one investor currently holds warrants to purchase an aggregate of 534,783 shares of common stock at an exercise price of $2.00 per share;

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one investor currently holds warrants to purchase an aggregate of 534,783 shares of common stock at an exercise price of $1.50 per share;

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60 investors currently hold warrants to purchase an aggregate of 20,617,991 shares of common stock at an exercise price of $1.25 per share;

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one investor currently holds warrants to purchase an aggregate of 1,739,130 shares of common stock at an exercise price of $1.00 per share; and

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30 investors currently hold warrants to purchase an aggregate of 1,608,290 shares of common stock at an exercise price of $0.75 per share.

The offer is only being made for outstanding, unexercised warrants and does not in any way apply to shares previously purchased, whether upon the exercise of warrants or otherwise, nor does it apply to any other of our outstanding warrants or options. If you have previously exercised a warrant, that warrant is no longer outstanding and is therefore not subject to the offer. If you have exercised a warrant in part, the remaining unexercised portion of that warrant is outstanding and may be tendered for amendment and immediate exercise. Warrants for which you have properly submitted an exercise form and the exercise price prior to the date of the commencement of the offer will be considered exercised to that extent, whether or not you have received confirmation of the exercise or the shares purchased.

3. Exchange of Warrants for Amended Warrants Exercisable Concurrently With Offer Period

If you properly tender your outstanding warrants, at the expiration of the offer your warrants will be amended and deemed exercised concurrently with the expiration of the offer. We will issue certificates representing the shares of common stock purchased upon exercise of the amended warrants promptly following expiration of the offer.

You are not required to tender all of your warrants. If you tender less than all of your warrants, however, the remaining warrants not tendered will remain outstanding on their current terms until they expire or are exercised on their current terms. If you deliver a warrant certificate but do not tender for amendment and exercise all of the warrants evidenced by that instrument, we will reissue you a warrant certificate for the balance of the warrants not tendered promptly following expiration of the offer. The reissued warrant certificate for the remaining warrants will reflect the original warrant terms and will not, in particular, provide for the reduced exercise price or additional methods of exercise to the extent not in your original warrant certificate.

The shares of common stock underlying the outstanding warrants subject to this Offer to Amend and Exchange were registered for resale under one of the following registration statements:

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Our Registration Statement on Form SB-2, originally filed with the SEC on May 13, 2005, Registration Number 333-124918;

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Our Registration Statement on Form S-1, originally filed with the SEC on February 3, 2006, Registration Number 333-131532;

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Our Registration Statement on Form S-1, originally filed with the SEC on June 30, 2006, Registration Number 333-135532; and

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Our Registration Statement on Form S-1, originally filed with the SEC on August 31 2006, Registration Number 333-137034.

Following the amendment and exchange of your warrant for an amended warrant that will be deemed exercised concurrently with the expiration of our offer, the shares of common stock issuable upon exercise of the amended warrant will continue to be available for resale under the same registration statement. The prospectus that is a part of one of the above registration statements applicable to your warrants covers the shares underlying your warrants and the amended warrants.

The actual exchange of tendered warrants for amended warrants will occur pursuant to Section 3(a)(9) of the Securities Act, an exemption from the registration requirements of the Securities Act.

4. Procedures for Tendering Warrants

You do not have to participate in the offer, and there are no repercussions if you choose not to participate in the offer. If you decide not to participate in the offer, you do not need to do anything and your warrants will remain outstanding until they expire by their terms or are exercised.

Proper Tender of Warrants

To participate in the offer, you must properly complete, sign and date the Election Form (which contains the text of our warrant amendments) included with this Offer to Amend and Exchange and mail or otherwise deliver to us the Election Form and your warrants so that we receive them no later than midnight, Eastern Time, on April 6, 2007, the expiration of the offer (or such later date and time if we extend the offer), at: SmartVideo Technologies, Inc., Attn: Ron Warren, 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096. If you elect to exercise your amended warrants at the reduced cash exercise price (as opposed to tendering the specified number of warrants to pay the exercise price), you must also include a check representing good funds payable to “SmartVideo Technologies, Inc.” in an amount equal to the number of warrants exercised multiplied by the applicable cash exercise price. These cash funds will be held by us in a segregated account until expiration of our offer. Following expiration of this Offer to Amend and Exchange (and a holder’s right to withdraw any previously tendered warrants), the cash funds will be available for our immediate use. Please note that delivery of the Election Form by facsimile will not be accepted.

The Election Form must be executed by the record holder of the tendered warrants. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Election Form.

If you do not submit an Election Form or your warrants prior to the expiration of the offer, or if you submit an incomplete or incorrectly completed Election Form, you will be considered to have rejected the offer. If you fail to include the payment required to exercise your warrants (either by specifying your intention to deliver the specified number of warrants to pay the exercise price or by including a check in the amount of the required cash payment), you will be considered to have rejected the offer.

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT YOUR OWN RISK. If you wish to deliver your Election Form or your warrants by regular mail, we urge you to mail sufficiently in advance of the expiration date to ensure we receive them prior to the expiration of the offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

Withdrawal Rights

You may change your election and withdraw from the offer your tendered Election Form and warrants only if you properly complete, sign and date the Withdrawal Form included with this Offer to Amend and Exchange and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than midnight, Eastern Time, on April 6, 2007, the expiration of the offer (or such later date and time if we extend the offer), at: SmartVideo Technologies, Inc., Attn: Ron Warren, 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096. You may also withdraw your tendered Election Form and warrants pursuant to Rule 13e-4(f)(2)(ii) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, if they have not been accepted by us for payment within 40 business days from the commencement of the offer. Delivery of the Withdrawal Form by facsimile will not be accepted.

The Withdrawal Form must be executed by the record holder of the warrants to be withdrawn. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Withdrawal Form.

THE METHOD OF DELIVERY OF YOUR WITHDRAWAL FORM IS AT YOUR OWN RISK. If you wish to deliver your Withdrawal Form by regular mail, we urge you to mail the form sufficiently in advance of the expiration date to ensure we receive it prior to the expiration of the offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

Once you have withdrawn your tendered Election Form and warrants, you may retender before the expiration of the offer only by again following the delivery procedures described in this Offer to Amend and Exchange.

Determination of Validity; Rejection of Warrants; Waiver of Defects; No Obligation to Give Notice of Defects

We will determine, in our discretion, all questions as to form, validity, including time of receipt, eligibility and acceptance of any tender of warrants or withdrawal of tendered warrants. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of or withdrawals of tendered warrants that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Otherwise, we expect to accept all properly and timely tendered warrants which are not validly withdrawn. We may waive, as to all eligible warrantholders, any defect or irregularity in any tender with respect to any particular warrant. Any waiver granted as to one warrantholder will be afforded to all holders of that class of warrants. We may also waive any of the conditions of the offer, so long as such waiver is made with respect to all warrantholders. No tender of warrants or withdrawal of tendered warrants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering warrantholder or waived by us. NEITHER WE NOR ANY OTHER PERSON IS OBLIGATED TO GIVE NOTICE OF ANY DEFECTS OR IRREGULARITIES IN TENDERS OR WITHDRAWALS, AND NO ONE WILL BE LIABLE FOR FAILING TO GIVE NOTICE OF ANY DEFECTS OR IRREGULARITIES.

5. Acceptance of Warrants and Issuance of Amended Warrants Exercisable Concurrently With Offer Period; Issuance of Shares

The offer is scheduled to expire at midnight, Eastern Time, on April 6, 2007. Although we do not currently intend to do so, we may, at our discretion, extend the offer at any time. If the offer is extended, we will announce the extension no later than 9:00 a.m., Eastern Time, on the business day immediately following the previously scheduled expiration date of the offer.

Upon the terms and subject to the conditions of the offer, we expect, upon and as of the expiration of the offer, to:

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accept for amendment warrants properly tendered and not validly withdrawn;

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treat all warrants tendered as amended to include the text of amendment set forth in the Election Notice so that they are exercisable at the reduced exercise price stated therein concurrently with the offer period; and

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issue certificates for shares of our common stock purchased upon exercise in accordance with such amended warrants.

Promptly after the expiration of the offer, we will issue or cause to be issued to you the shares of common stock you were entitled to purchase upon exercise of the amended warrants received under the offer. If we withdraw the offer or if, at the expiration date, we do not accept the tender of your warrants for any valid reason described in this Offer to Amend and Exchange, we will promptly return to you your tendered warrants. If you tender for amendment and exchange less than the number of warrants reflected on the warrants delivered according to the procedures described in this Offer to Amend and Exchange, we will promptly issue or cause to be issued to you a new warrant certificate representing the remaining warrants not tendered by you and containing the terms of your original warrant.

If you elect to tender your outstanding warrants and you do so according to the procedures described in this Offer to Amend and Exchange, you will have accepted the offer. Our acceptance of your outstanding warrants for tender will form a binding agreement between you and us upon the terms and subject to the conditions of the offer upon the expiration of the offer.

If you elect not to participate in the offer, your warrants will remain outstanding until they expire or are exercised by their original terms, and you will not have any rights to the amended warrants.

6. Extension of Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the offer is open and delay accepting any tendered warrants by, in addition to the procedure set forth in Section 5, giving oral or written notice of the extension to eligible warrantholders. If we extend the offer, we will continue to accept properly completed Election Forms until the new expiration date.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration, to terminate or amend the offer and to postpone our acceptance of any tendered warrant upon the occurrence of any of the conditions specified under Section 7, by, in addition to the procedure set forth in Section 5, giving oral or written notice of the termination, amendment or postponement. Our reservation of the right to delay our acceptance of tendered warrants is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the warrants tendered promptly after termination or withdrawal of a tender offer.

Amendments to the offer may be made at any time and from time to time by an announcement. In the case of an extension, the announcement must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made pursuant to the offer will be disseminated promptly to holders of warrants in a manner reasonably designed to inform such holders of such amendment. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

7. Conditions of the Offer

Notwithstanding any other provision of the offer, we will not be required to accept any tendered warrants, and we may terminate or amend the offer, or postpone our acceptance of any tendered warrants, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement of the offer and before the expiration of the offer, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with the acceptance of the tendered warrants:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the issuance of amended warrants, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the offer to us;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

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make the acceptance of the warrants tendered for amendment illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

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delay or restrict our ability, or render us unable, to accept for amendment, some or all of the warrants tendered for amendment;

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materially impair the benefits we hope to receive as a result of the offer; or

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materially and adversely affect our business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the offer to us;

(c) there shall have occurred:

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any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

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any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operations or prospects or on the trading in our common stock;

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any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that, in our reasonable judgment, makes it inadvisable to proceed with the offer; or

•

in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

(d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

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any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 6, 2007;

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any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before March 9, 2007 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

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any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e) any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our judgment, is or may be material to us; or

(f) at least a majority of the holders of warrants in each of our outstanding $.75, $1.25 and $2.50 warrant classes fail to accept this Offer to Amend and Exchange and tender their warrants as contemplated herein.

The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration.

The condition to the offer set forth in subsection (f) above is intended to prevent (should our current discussions with strategic investors not result in a strategic investment as contemplated) an unintended adjustment in the exercise prices for holders of our $.75, $1.25 and $2.50 warrants who choose not to tender their warrants in this offer. Acceptance by a majority of holders in each of these warrant classes would result in a waiver of the anti-dilution provisions binding on all holders in those classes. While we reserve the right to waive this condition in our discretion, any waiver of the majority acceptance condition with respect to any of the warrants shall be granted with respect to all properly tendered and not withdrawn warrants.

In addition to the foregoing, we may waive any of the conditions to the offer, in whole or in part, at any time and from time to time prior to the expiration, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described above will be final and binding upon all persons.

8. Price Range of Common Stock

None of the warrants are publicly traded. Our common stock has traded on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “SMVD.OB” since January 7, 2003. The following is a summary of the high and low closing prices of our common stock on the OTC Bulletin Board during the periods presented. Such prices represent inter-dealer prices, without retail mark-up, mark down or commissions, and may not necessarily represent actual transactions. Trading in our common stock has not been extensive and such trades should not be characterized as constituting an active trading market.

	High	Low
Year Ending December 31, 2007
First Quarter (through March 2, 2007)	$0.92	$0.32

Year Ending December 31, 2006
First Quarter	$5.80	$1.80
Second Quarter	2.40	0.93
Third Quarter	1.62	0.94
Fourth Quarter	1.35	0.81
Year Ending December 31, 2005
First Quarter	$5.82	$2.95
Second Quarter	1.95	0.55
Third Quarter	7.08	0.95
Fourth Quarter	7.60	0.92

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On March 2, 2007, the closing price of our common stock as reported by the OTC Bulletin Board was $0.51 per share.

We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your warrants for exercise.

9. Source and Amount of Consideration; Description of Warrants

If we receive and accept tenders from all eligible holders of warrants, subject to the terms and conditions of this offer, those holders will be permitted to purchase at an amended exercise price an aggregate of 34,210,149 shares of our common stock. The 34,210,149 shares issuable upon exercise of the amended warrants would constitute approximately 61.2% of the 55,925,617 shares of our common stock outstanding (including 2,566,666 shares of preferred stock currently convertible into one share of common stock) as of March 9, 2007.

Description of Outstanding Warrants Subject to Offer

Each outstanding warrant entitles the registered holder to purchase a predetermined number of shares of our common stock at a predetermined exercise price per share. The warrants are fully exercisable from the date of issuance and have a five-year term. All of our warrants contain provisions requiring an adjustment of the exercise price and number of shares issuable upon exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassification, consolidations and the like. Certain of our $0.75, $1.25 and $2.50 warrants also require an adjustment in the event we issued shares at prices below a stated value except with respect to “excluded securities”. Excluded securities would include shares issued pursuant to the warrants issued as part of a class and shares issued in connection with a strategic investment. We believe that this Offer to Amend and Exchange will not trigger anti-dilution adjustments for holders of our $0.75, $1.25 and $2.50 warrants who elect not to tender in our offer. In any event, the text of the amendments applicable to our offer include a waiver of any anti-dilution adjustments that may arise as a result of this Offer to Amend and Exchange. If holders of a majority of those classes of warrants having anti-dilution adjustments required by a dilutive issuance tender in this offer, the waiver would be effective as to all holders of warrant in that class under the terms of their respective warrant agreements. We will require, as one of the conditions to closing of our offer (unless waived by us), that holders of a majority in each of the $0.75, $1.25 and $2.50 warrant classes shall have tendered their warrants in this offer.

Many, but not all, of the warrants permit holders to exercise the warrants using a cashless net exercise provision in the event a resale registration statement were not available at the time a holder elected to exercise. Our $2.00, $1.50 and $1.00 warrants include a cashless net exercise provision that is not subject to any conditions. A table describing the available exercise methods by class of warrant is set forth in Section 1 of this Offer to Amend and Exchange.

Some of the warrants allow us to redeem the warrants if our common stock trades at a specified price for a specified number of consecutive trading days. Some of our warrantholders also elected, at the time of the initial issuance of the warrants, to include provisions in their warrants which provide that the warrants may not be exercised, or net exercised on a cashless basis, if such action would result in the holder (together with its affiliates) beneficially owning more than 4.99% of our common stock for purposes of Section 13(d) of the Exchange Act.

The warrants were issued in registered form. We act as our own warrant agent for registration and permissible transfers of the warrants. Holders of warrants do not have the rights or privileges of holders of common stock.

Description of Warrant Amendments

The only amendments offered to eligible warrantholders relate to exercise price and the manner in which warrants may be exercised. As stated above, some of our outstanding warrants only allow the holder to pay the applicable exercise price in cash. Other warrants also permit the holders, in certain circumstances, to pay the exercise price using a cashless net exercise provision whereby the holder may tender warrants having a fair market value equal to the exercise price (with fair market value determined by the closing sale price of our common stock on the date immediately preceding the date of exercise). Regardless of the provisions currently controlling the manner in which holders may exercise warrants, we are offering all holders of warrants the right to amend their warrants so that they may exercise all warrants using either cash or by tendering warrants. These amendments are valid only during the term of this Offer to Amend and Exchange and will be ineffective once the offer expires or is terminated by us. The applicable cash exercise price and the number of warrants that must be tendered in order for a holder to receive one share of our common stock will depend on the current exercise price applicable to the outstanding warrant. A table describing the reduced cash exercise price and the number of warrants that must be tendered (if the holder desires to use the cashless exercise method of payment) for one share of common stock by class of warrant is set forth in Section 1 of this Offer to Amend and Exchange.

We would expect that holders electing to tender their warrants in our offer will do so with respect to all of their warrants. To the extent, however, that holders do not tender all of their warrants, the terms of their original warrants including exercise price, manner of exercise, expiration date, manner of transferring ownership, provisions for adjustments to exercise price and all other terms of the outstanding warrants will remain unchanged.

10. Information Concerning SmartVideo

SmartVideo Technologies, Inc. is a provider of video content distribution services and technology. Incorporated in 1984, the Company acquired OVT, Inc., d/b/a SmartVideo, in November 2002 and subsequently changed its name to SmartVideo Technologies, Inc.

Our principal executive offices are located at 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096. Our telephone number is (770) 279-3100. Our website is located at www.smartvideo.com. The information on our website is not a part of this Offer to Amend and Exchange. Questions about the offer or requests for assistance or for additional copies of this Offer to Amend and Exchange, the Election Form and related documents should be directed to Ron Warren at the address and telephone number listed above.

Since 2002, the Company has been a provider of technology engaged in the aggregation and distribution of streaming video content to consumers connected to the public Internet. The Company has been in the business of purchasing the rights to video and television content and delivering that content to subscribers for a fee. Additionally, the Company also provides managed services for Internet network operators (carriers) and for major producers, owners and distributors of content. The Company intends to continue expanding its market opportunities by delivering video services to all forms of devices capable of receiving an Internet Protocol (IP) data stream and rendering that data stream into visible images on displays. In January 2005, the Company launched its direct-to-consumer mobile video service providing its customers with access to high-quality video programming that is transmitted directly to SmartPhone cellular handsets and to Wi-Fi enabled PDA devices. In addition, the Company has developed RTSP and J2ME compatibility. During the fourth quarter of 2006, the Company expanded its product offerings to include a new suite of mobile technology and content solutions, bringing together a myriad of implementation choices, business models and marketing plans. The Company believes these new products will aid our customers seeking to capitalize on mobile technology opportunities. These new media services combine TV, radio, and other media platforms with user-friendly personalization, interactivity and targeted advertising.

In January 2007, the Company announced its intent to seek stockholder approval to change the name of the company to uVumobile™, Inc. to better reflect the corporate brand and new products. More specifically, the Company is developing a new suite of products and platforms, which are expected to include backend media hosting, application development, mobile marketing, messaging, content aggregation, billing, advertising and other services directed towards the mobile business-to-business market. On January 29, 2007, the Company initiated this process by filing a preliminary consent solicitation statement with the SEC. On February 14, 2007, the Company filed its definitive consent solicitation statement with the SEC and commenced its solicitation of consents for the name change from its stockholders.

On February 28, 2007, our Board of Directors determined that it would be advisable to retain a financial advisor to assist the Company in evaluating various strategic alternatives, including recapitalization, sale of stock, merger or asset disposition possibilities, all with the goal of maximizing stockholder value. The Company is currently interviewing potential candidates to fill that role.

For financial statements and additional information about us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and our Current Reports on Form 8-K that we have filed with the SEC.

11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Warrants and Our Common Stock

As of the date of this Offer to Amend and Exchange, one of our executive officers and four of our directors held outstanding warrants which are eligible for amendment pursuant to this offer as follows:

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Glenn Singer, a member of our Board of Directors, owns warrants to purchase an aggregate of 2,720,000 shares of our common stock as follows: 2,560,000 warrants with an exercise price of $1.25 per share, and 160,000 warrants with an exercise price of $2.50 per share. These warrants represent 7.95% of the 34,210,149 outstanding warrants subject to this offer. Mr. Singer has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

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John Abdo, a member of our Board of Directors, owns warrants to purchase an aggregate of 480,000 shares of our common stock, all of which have an exercise price of $2.50 per share. These warrants represent 1.40% of the 34,210,149 outstanding warrants subject to this offer. Mr. Abdo has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

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Michael Criden, a member of our Board of Directors, owns warrants to purchase an aggregate of 1,899,998 shares of our common stock, all of which have an exercise price of $1.25 per share. These warrants represent 5.55% of the 34,210,149 outstanding warrants subject to this offer. Mr. Criden has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

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Justin Stanley, a member of our Board of Directors, owns warrants to purchase an aggregate of 105,928 shares of our common stock as follows: 25,928 warrants with an exercise price of $0.75 per share, and 80,000 warrants with an exercise price of $2.50 per share. These warrants represent 0.31% of the 34,210,149 outstanding warrants subject to this offer. Mr. Stanley has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

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William Loughman, our Chief Financial Officer, owns warrants to purchase an aggregate of 40,000 shares of our common stock, all of which have an exercise price of $2.50 per share. These warrants represent 0.12% of the 34,210,149 outstanding warrants subject to this offer. Mr. Loughman has indicated an intention to accept the offer and tender his warrants for exercise on the amended terms but is under no obligation to do so.

Except for the foregoing, we have not and, to the best of our knowledge, none of our directors or executive officers has engaged in transactions involving the warrants during the past 60 days. In addition, except as otherwise described below, we are not and, to our knowledge, none of our executive officers or directors is, a party to any agreement, arrangement or understanding with respect to any of our securities (including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

We grant options to our employees, including our executive officers, directors and consultants from time to time pursuant to our 2004 Equity Incentive Plan and 2005 Stock Incentive Plan. During the past 60 days, (i) we have not granted any options to purchase shares of our common stock to our executive officers or directors and (ii) we have not, and to the best of our knowledge, our executive officers or directors have not, exercised any options or warrants to acquire shares of common stock. For additional information about our equity incentive plans, please refer to our Definitive Proxy Statement filed with the SEC on July 21, 2004, our Definitive Proxy Statement filed with the SEC on January 19, 2006, the Registration Statement on Form S-8 filed with the SEC on April 13, 2006 and other documents we have filed with the SEC.

On May 13, 2005 we filed a Registration Statement on Form SB-2 (Registration Number 333-131532) which subsequently was declared effective. Of the 9,064,876 shares of common stock registered for resale through this registration statement, 2,781,020 shares were issued or are issuable in connection with a March 2005 private placement conducted pursuant to a Securities Purchase Agreement and related Registration Rights Agreement dated March 29, 2005 in which (1) 1,761,345 shares were sold to investors in the private placement , (2) 880,675 shares are issuable upon exercise of warrants sold to investors in the private placement which are exercisable for a period of five years commencing on March 29, 2005, at a price of $3.50 per share, and (3) 139,000 shares are issuable upon exercise of a warrant issued to Forte Capital Partners in connection with the private placement which are exercisable for a period of five years commencing on March 29, 2005 at a price of $2.25 per share. Of the shares registered for resale through this registration statement, 511,854 shares were issued or are issuable in connection with a December 2004 private placement conducted pursuant to a Subscription Agreement and related Registration Rights Agreement dated December 31, 2004 in which: (1) 341,236 shares were sold to investors in the private placement and (2) 170,618 shares are issuable upon exercise of warrants sold to investors in the private placement which are exercisable for a period of five years commencing on December 31, 2004, at a price of $3.50 per share. Of the remaining 5,772,002 shares registered for resale under this registration statement, (1) 2,061,447 shares were sold to investors in various private placement transactions, (2) 3,560,555 shares are issuable upon exercise of warrants, at various expiration dates and exercise prices, sold to investors in various private placement transactions and (3) 150,000 shares are issuable upon exercise of a warrant issued to Forte Capital Partners, exercisable for a period of five years, at a price of $3.50 per share, in connection with a consulting agreement.

On February 3, 2006 we filed a Registration Statement on Form S-1 (Registration Number 333-131532) which subsequently was declared effective. Of the 27,062,914 shares of common stock registered for resale through this registration statement: (1) 24,249,998 were issued in connection with the first and second closings of a Series A-1 Convertible Preferred Stock private placement conducted pursuant to a Securities Purchase Agreement and related Registration Rights Agreement dated October 31, 2005 in which 10,666,666 shares are issuable upon conversion of the Series A-1 Preferred Stock sold to investors in the private placement, 10,666,666 shares are issuable upon exercise of warrants sold to investors in the private placement which are exercisable for a period of five years at a price of $1.75 per share, and 2,666,666 shares are issuable upon exercise of additional warrants sold to investors in the private placement which are exercisable for a period of five years at a price of $2.00 per share; (2) 100,000 shares are issuable upon exercise of warrants, exercisable for a period of five years at a price of $2.00 per share, issued to Michael E. Criden in connection with certain loans he made to the Company in September and October 2005; (3) 150,000 shares are issuable upon exercise of warrants, exercisable for a period of five years at a price of $2.00 per share, issued to GHS Holdings Limited Partnership, a company controlled by Glenn H. Singer, in connection with certain loans he made to the Company in September, October and November 2005; (4) 1,000,000 shares are issuable upon conversion of the Series A-1 Preferred Stock issued in settlement of an arbitration; (5) 300,000 shares are issuable upon exercise of warrants, exercisable for ten years at the lower of $3.00 per share or an amount determined by a formula contained in such warrants, issued to Growth Consultants, LLC in connection with a consulting agreement between the Company and Growth Consultants, LLC; (6) 500,000 shares are issuable upon exercise of options issued to two of our directors; and (7) 1,012,916 shares are outstanding common stock. The conversion price of the Series A-1 Preferred Stock is subject to a weighted average price adjustment as provided in the Certificate of Designation and the respective exercise prices of the Warrants are subject to full ratchet adjustment. The private placements were completed on November 21, 2005 and December 2, 2005, respectively. The warrants issued to Mr. Criden and GHS Holdings Limited Partnership also contained registration rights.

On June 30, 2006 we filed a Registration Statement on Form S-1 (Registration Number 333-135532) which subsequently was declared effective. Of the 5,150,363 shares of common stock registered for resale through this registration statement: (1) 450,000 shares were issued to Enable Growth Partners L.P. in connection with a settlement agreement dated as of June 8, 2006 which included registration rights; (2) 100,000 shares were issued to INSYSTCOM, Inc. as partial payment for services rendered to the Company pursuant to a software license and services agreement; (3) 2,608,696 shares of common stock underlying warrants were issued to Interim CFO Soultions LLC as payment for services rendered to the Company pursuant to a consulting agreement; and (4) 1,991,667 shares were issued to Christopher Smith, Paramount Trading Co. Inc., Johan Ganiere, and Alan L. Frank Law Associates, P.C. in connection with a settlement agreement which included registration rights.

On August 31, 2006, we filed a Registration Statement on Form S-1 (Registration Number 333-137034) which subsequently was declared effective. Of the 15,260,000 shares of common stock registered for resale through this registration statement: (1) 7,200,000 shares were issued in connection with a July 2006 private placement conducted pursuant to a Securities Purchase Agreement and related Registration Rights Agreement dated as of July 7, 2006 in which 7,200,000 shares were sold to investors in the private placement together with warrants to purchase 7,200,000 additional shares of common stock with a five-year term and exercisable at $2.50 per share; (2) 60,000 shares were issued in connection with our entry into a settlement agreement with Joe Johnson; (3) 400,000 shares are issuable upon the exercise of warrants issued as partial payment for services rendered to the Company by Skyward Mobile pursuant to a software license and services agreement; and (4) 400,000 shares are issuable upon exercise of warrants issued to Jay Morrison as payment for services rendered to the Company pursuant to a consulting agreement.

On February 9, 2007, we also filed a Registration Statement on Form S-1 (Registration Number 333-140556). Under this Registration Statement, which has not been declared effective, we are registering for public resale 6,075,000 shares of our common stock as follows: (1) an aggregate of 6,000,000 shares of common stock which were issued to 25 accredited investors in connection with a settlement agreement dated as of January 11, 2007 which includes registration rights and relates to certain litigation and other claims made against the Company; and (2) 75,000 shares of common stock which were issued to Centurion Investments and Holding Co. pursuant to a consulting agreement for services rendered to the Company. We intend to amend the Registration Statement before requesting effectiveness to include our audited financial statements for year ended December 31, 2006 and to include additional securities we intend to issue in connection with settlement of certain pending litigation.

12. Legal Matters; Regulatory Approval

We are not aware of any license or regulatory permit, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the tender of the warrants as contemplated herein. Our obligation under the offer to accept any tendered warrants is subject to conditions, including the conditions described in under Section 7.

13. Certain Material United States Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax considerations relating to the exchange and exercise of your warrants pursuant to the Offer to Amend and Exchange but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who hold their warrants or common stock as capital assets. This summary also does not address the tax considerations arising under the U.S. federal estate or gift tax laws or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

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banks, insurance companies, or other financial institutions;

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persons subject to the alternative minimum tax;

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tax-exempt organizations;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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foreign persons or entities (except to the extent specifically set forth below);

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persons that own, or are deemed to own, more than five percent of our Company;

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certain former citizens or long-term residents of the U.S.;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons who hold the warrants, amended warrants or common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

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persons deemed to sell the warrants, amended warrants or common stock under the constructive sale provisions of the Code.

In addition, if a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of the partnership and each partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships which hold the warrants or common stock, and partners in such partnerships, should consult their tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF WARRANTS FOR AMENDED WARRANTS AND SUBSEQUENT EXERCISE ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of warrants. Certain consequences to “Non-U.S. Holders” of the warrants are described under “—Consequences to Non-U.S. Holders” below. “U.S. Holder” means a holder of a warrant that is:

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an individual citizen or resident of the U.S.;

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a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, or partnership or other entity taxable as a partnership for U.S. federal income tax purposes, created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Exchange of Warrants for Amended Warrants

Although the issue is unclear, we intend to take the position that an exchange of warrants for amended warrants will constitute a recapitalization for U.S. federal income tax purposes. Under this treatment, (i) a U.S. Holder who exchanges warrants for amended warrants will not recognize any gain or loss for U.S. federal income tax purposes as a result of the exchange, (ii) such U.S. Holder’s tax basis in the amended warrants received will be equal to the U.S. Holder’s tax basis in the warrants exchanged therefor, and (iii) the holding period of the amended warrants will include the holding period of the warrants exchanged therefor.

If our treatment of an exchange of warrants for amended warrants were successfully challenged and such exchange were not treated as a recapitalization for U.S. federal income tax purposes, exchanging U.S. holders would be required to recognize capital gain or loss equal to the difference between the fair market value of the amended warrants received and the U.S. Holder’s tax basis in the warrants exchanged therefor. Such gain or loss would be long-term capital gain or loss unless the warrants have been outstanding for less than one year, in which case such gain or loss would be short-term capital gain or loss. Short-term capital gain is generally subject to taxation as ordinary income, while long-term capital gain may have a preferential tax rate if you are an individual. Also, under this treatment, a U.S. Holder’s tax basis in the amended warrants received would be equal to the fair market value of the amended warrants on the date of the exchange, and the holding period of the amended warrants would begin on the day after the date of the exchange.

Exercise of Amended Warrants and Ownership of Common Stock

Upon the exercise of an amended warrant, a U.S. Holder will not recognize gain or loss, except to the extent of cash, if any, received in lieu of the issuance of fractional shares of common stock, and will have an adjusted tax basis in the common stock acquired pursuant to such exercise equal to such U.S. Holder’s tax basis in the amended warrant. The holding period for such common stock so acquired will generally commence on the day after the date of exercise of the amended warrant. If any cash is received in lieu of fractional shares of common stock, the U.S. Holder will recognize gain or loss in an amount and of the same character that such U.S. Holder would have recognized if such U.S. Holder had received such fractional shares and immediately sold them for cash back to us. Similarly, upon the sale of common stock received upon exercise of an amended warrant, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale and such U.S. Holder’s tax basis in the common stock. Distributions made with respect to the common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds our earnings and profits, it will be treated as a nontaxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock and the excess, if any, will be treated as capital gain.

Backup Withholding

A U.S. Holder may be subject to a backup withholding tax (up to 31%) when such holder receives dividends on common stock or proceeds from the sale or other disposition of warrants or common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to backup withholding tax if such holder is not otherwise exempt and such holder (i) fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends; or (iv) fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Consequences to Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder of warrants. For purposes of this discussion, a “Non-U.S. Holder” means a holder of warrants that is not a U.S. Holder.

Exchange of Warrants for Amended Warrants

Although the issue is unclear, we intend to take the position that an exchange of warrants for amended warrants will constitute a recapitalization for U.S. federal income tax purposes. Under this treatment, (i) a Non-U.S. Holder who exchanges warrants for amended warrants will not recognize any gain or loss for U.S. federal income tax purposes as a result of the exchange (ii) such Non-U.S. Holder’s tax basis in the amended warrants received will be equal to the Non-U.S. Holder’s tax basis in the warrants exchanged therefor, and (iii) the holding period of the amended warrants will include the holding period of the warrants exchanged therefor.

If our treatment of an exchange of warrants for amended warrants were successfully challenged and such exchange were not treated as a recapitalization for U.S. federal income tax purposes, exchanging Non-U.S. holders would generally be subject to U.S. taxation in accordance with the rules described below under “Consequences to Non-U.S. Holders—Exercise of Amended Warrants.”

Exercise of Amended Warrants

Except as described below and subject to the discussion concerning backup withholding, a Non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax with respect to any gain realized upon the exercise of an amended warrant. Further, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any such gain unless (i) the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the warrant or common stock as a capital asset and is present in the U.S. for 183 days or more in the taxable year of disposition, (iii) the Non-U.S Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates, or (iv) the common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition of such Non-U.S. Holder’s holding period for such common stock. We do not believe we are or will become a USRPHC for U.S. federal income tax purposes.

A Non-U.S. Holder described in clause (i) above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate Non-U.S. Holders described in clause (i) above may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder described in clause (ii) above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though such Non-U.S. Holder is not considered a resident of the U.S.). A Non-U.S. Holder should consult any applicable income tax treaties that may provide for different rules.

Dividends on Common Stock

Any distribution on common stock to a Non-U.S. Holder will generally be subject to U.S. federal income tax withholding at a rate of 30%, unless (i) a lower rate is provided by an applicable tax treaty or (ii) the distribution is effectively connected with the conduct of a trade or business in the U.S. by the Non-U.S. Holder, in which case the distribution may be subject to graduated U.S. federal income tax as if such amounts were earned by a U.S. Holder and, for corporate Non-U.S. Holders, may also be subject to an additional 30% branch profits tax (or a lower rate provided by an applicable tax treaty). For either of these exceptions to apply, the Non-U.S Holder may be required to provide a properly executed certificate claiming the benefits of a treaty or exemption.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to you on common stock and gross proceeds paid to you on any sale or other disposition of warrants or common stock, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends on common stock or of proceeds on the sale or other disposition of common stock or warrants made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

14. Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of warrants pursuant to the offer.

15. Additional Information

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Amend and Exchange is a part. This Offer to Amend and Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC and incorporate herein by reference, before making a decision on whether to tender your warrants:

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our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 28, 2006;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 6, 2006;

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the description of our capital stock contained in our Registration Statement on Form 10, originally filed with the SEC on July 23, 1999, including any amendments or reports filed for the purpose of updating that description.

These filings and other information about us can be inspected and copied at prescribed rates at the SEC’s public reference room at 100 F Street, N.E., N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, reports, proxy statements and other information that we file with the SEC are publicly available through the SEC’s site on the Internet’s World Wide Web, located at http://www.sec.gov.

We will provide without charge to each person to whom a copy of the Offer to Amend and Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ron Warren at SmartVideo Technologies, Inc., (770) 279-3100.

As you read the documents referred to in this section, you may find some inconsistencies in information from one document to another later dated document. Should you find inconsistencies between the documents, or between a document and this Offer to Amend and Exchange, you should rely on the statements made in the most recent document. The information contained in this Offer to Amend and Exchange should be read together with the information contained in the documents to which we have referred you.

16. Forward-Looking Statements

This Offer to Amend and Exchange and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “projects,” and other words of similar import or the negative of those terms or expressions. Such forward-looking statements, including our expectations related to the availability of financing and other factors, may cause the actual results, performance or achievements of SmartVideo to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements as a result of the “Risk Factors” described in our Annual Report in Part I, Item 1A and other risks detailed in our reports filed with the SEC.

17. Miscellaneous

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your warrants pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend and Exchange, the Election Form or any other related document. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.